UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 13, 2023

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8863 E. 34th Street North
Wichita, Kansas	67226
(Address of Principal Executive Offices)	(Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers

(a) As previously reported, on August 15, 2023, AgEagle Aerial Systems Inc. (the “Company”) received notice (the “Notice”) from Ms. Nicole Fernandez-McGovern, the Company’s Chief Financial Officer, that she had been terminated for “Good Reason” under her employment offer letter agreement. The Board of Directors accepted the Notice as a notice of voluntary resignation by Mrs. Fernandez-McGovern, and not of termination for Good Reason. Under the terms of her employment offer letter, Ms. Fernandez-McGovern was to continue as Chief Financial Officer for a period of up to 90 days after the Notice.

(b) Effective October 13, 2023, Mr. Mark DiSiena (age 57) was appointed as the Company’s principal financial and accounting officer and will serve as Interim Chief Financial Officer until such time as his successor is determined by the Board of Directors. Mr. DiSiena has been our Company’s financial consultant since October 2, 2023.

In his role as principal financial and accounting officer, he is replacing Ms. Nicole Fernandez-McGovern whose last day of employment, as determined by the Board of Directors was October 13, 2023. Pursuant to the terms of the Statement of Work Agreement by and between the Company and Mr. DiSiena (the “Agreement”), the Company paid Mr. DiSiena $250 per hour not to exceed 40 hours per week, unless written approval is obtained, for services initially provided in his role as a consultant to the Company as outlined in the addendum to the Agreement. This Agreement and the compensation terms thereunder, will continue in effect with Mr. DiSiena’s appointment to the role as Interim Chief Financial Officer.

Since November 2021, Mr. DiSiena has offered operational leadership and accounting oversight to clients through Cresset Advisors, a specialty consulting practice he founded to focus on the delivery of tailored interim CFO and advisory services. Mr. DiSiena has served in related leadership roles, including Chief Financial Officer for Kyruus Health, Titanium Healthcare, Decentral Life (OTC:WDLF), Cherokee Brands (NASDAQ:CHKE) and 4Medica. He has held management positions at Oracle-NetSuite, LVMH and Lucent Technologies/Bell Labs. In addition, he has consulted at notable companies that include PublicSq (NYSE:PSQH), World View Enterprises, ICON Aircraft, Cetera Financial Group, Countrywide Bank, Paramount Pictures and HauteLook. He began his career as an assurance auditor at PriceWaterhouseCoopers. DiSiena earned a Bachelor of Science degree with honors from New York University, an MBA from Stanford University and a law degree from Vanderbilt University. Mr. DiSiena, is both a retired CPA and attorney.

There is no family relationship between Mr. DiSiena and any other executive officer or director of the Company. There have been no related transactions, and none are currently proposed between or among Mr.DiSiena, the Company, executive officer, director, promoter or control person.

(c) Grant Begley, an independent member of the Board of Directors since June 2016, has been elected Chairman of the Board; and former Chairman Barrett Mooney will continue to serve as AgEagle’s Chief Executive Officer and as a member of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Statement of Work Agreement, by and between AgEagle Aerial Systems Inc. and Mark DiSiena, dated September 27, 2023
99.1	Press Release, dated October 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Barrett Mooney
	Name:	Barrett Mooney
	Title:	Chief Executive Officer
Dated: October 19, 2023